Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (no. 333- 221703) of Sterling Bancorp, Inc. of our report dated March 28, 2018 relating to the consolidated financial statements of Sterling Bancorp, Inc. appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Grand Rapids, Michigan

March 28, 2018